      As filed with the Securities and Exchange Commission on July 26, 2001
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              ZIMMER HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                              DELAWARE                                                           13-4151777
                  (State or other jurisdiction of                                   (I.R.S. Employer Identification No.)
                   incorporation or organization)

                        345 EAST MAIN STREET
                          WARSAW, INDIANA                                                           46580
              (Address of principal executive offices)                                           (Zip Code)


             ZIMMER PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM
                           (Full titles of the plans)

                            PAUL D. SCHOENLE, ESQUIRE
                   VICE PRESIDENT SENIOR COUNSEL AND SECRETARY
                              ZIMMER HOLDINGS, INC.
                              345 EAST MAIN STREET
                              WARSAW, INDIANA 46580
                     (Name and address of agent for service)

                                 (219) 267-6131
          (Telephone number, including area code, of agent for service)

                                 ---------------

                          COPY OF ALL COMMUNICATION TO:
                           DAVID A. SIRIGNANO, ESQUIRE
                           MORGAN, LEWIS & BOCKIUS LLP
                               1800 M STREET, N.W.
                             WASHINGTON, D.C. 20036
                                 (202) 467-7000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                         Proposed maximum          Proposed maximum
 Title of securities                Amount to             offering price          aggregate offering            Amount of
  to be registered              be registered (1)        per share (1) (2)           price (1) (2)       registration fee (1) (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,                      221,597               $1.21                        $268,132.37           $67.03
par value $0.01 per share
and related Preferred
Stock Purchase Rights (1)
------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also relates to such indeterminate number of (i) additional shares of Common Stock of Zimmer Holdings, Inc. as may be issuable as a result of stock splits, stock dividends or similar transactions and (ii) interest to be offered or sold pursuant to the Zimmer Puerto Rico, Inc. Savings and Investment Program. This Registration Statement also pertains to rights to purchase shares of Series A Participating Cumulative Preferred Stock of Zimmer Holdings, Inc. (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable and one Right will trade with each share of Common Stock being registered hereby.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum aggregate offering and amount of registration fee are calculated on the basis of an estimated book value per share of $1.21 as of June 30, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Registrant heretofore filed by Zimmer Holdings, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         o the Registration Statement on Form 10-12B filed under the Exchange Act (File No. 001-16407); and

         o the description of the Registrant's common stock included in a Registration Statement on Form 10-12B filed under the Exchange Act (File No. 001-16407), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant or pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein and any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         The Registrant's certificate of incorporation provides that each person who was or is made or is threatened to be made a party to any action or proceeding by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended to provide broader indemnification rights than authorized prior to such amendment. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's certificate of incorporation also specifically authorizes the Registrant to maintain insurance and to grant similar indemnification rights to its employees or agents.

         The Registrant has provided, consistent with the DGCL, in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

         o any breach of the director's duty of loyalty to the corporation or its stockholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o payments of unlawful dividends or unlawful stock repurchases or redemptions; or

         o any transactions from which the director derived an improper personal benefit.

Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim for that, but for such provision, would accrue or arise prior to such amendment or repeal.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement, or, as noted, incorporated by reference into this Registration Statement.

EXHIBIT NUMBERS                             EXHIBITS
---------------                             --------
         4.1                        Form of Restated Certificate of Incorporation of Zimmer Holdings, Inc.
                                    (incorporated by reference to Exhibit 3.1 to the Registrant's Registration
                                    Statement on Form 10-12B, File No. 001-16407, dated July 12, 2001).
         4.2                        Form of Restated By-laws of Zimmer Holdings, Inc. (incorporated by reference to
                                    Exhibit 3.2 to the Registrant's Registration Statement on Form 10-12B, File No.
                                    001-16407, dated July 12, 2001).
         4.3                        Rights Agreement between Zimmer Holdings, Inc. and Mellon Investor Services LLC
                                    as Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's
                                    Registration Statement on Form 10-12B, File No. 001-16407, dated July 12, 2001).
         5.1                        Opinion of Morgan, Lewis & Bockius LLP.
         23.1                       Consent of PricewaterhouseCoopers LLP.
         23.2                       Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit
                                    5.1 to this Registration Statement).
         99.1                       Zimmer Puerto Rico, Inc. Savings and Investment Program, effective as of
                                    August 6, 2001.

ITEM 9. UNDERTAKINGS.

1. The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4. The undersigned Registrant hereby undertakes to submit, or cause to be submitted, the Zimmer Puerto Rico, Inc. Savings and Investment Program and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Zimmer Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 26th day of July 2001.

                                             ZIMMER HOLDINGS, INC.



                                             By: /s/ J. RAYMOND ELLIOTT
                                                --------------------------------
                                             Name:  J. Raymond Elliott
                                             Title: President and Chief
                                                    Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                TITLE                                  DATE
---------                                -----                                  ----
/s/ J. RAYMOND ELLIOTT                   President and Chief Executive          July 26, 2001
------------------------------------     Officer (principal executive
J. Raymond Elliott                       officer), Director


/s/ SAM R. LENO                          Senior Vice President and Chief        July 26, 2001
---------------------------              Financial Officer
Sam R. Leno                              (principal financial officer)


         Pursuant to the requirements of the Securities Act of 1933, the Zimmer Puerto Rico, Inc. Savings and Investment Program has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on the 26th day of July 2001.

By: Zimmer Holdings, Inc. Administrative Committee

SIGNATURE                                TITLE                                  DATE
---------                                -----                                  ----
/s/ DENNIS J. KLINE                      Vice President, Human Resources        July 26, 2001
------------------------------------
Dennis J. Kline

EXHIBIT INDEX

EXHIBIT                             DESCRIPTION
-------                             -------------------------------------------
4.1                                 Form of Restated Certificate of Incorporation of Zimmer Holdings, Inc.
                                    (incorporated by reference to Exhibit 3.1 to the Registrant's Registration
                                    Statement on Form 10-12B, File No. 001-16407, dated July 12, 2001).
4.2                                 Form of Restated By-laws of Zimmer Holdings, Inc. (incorporated by reference to
                                    Exhibit 3.2 to the Registrant's Registration Statement on Form 10-12B, File No.
                                    001-16407, dated July 12, 2001).
4.3                                 Rights Agreement between Zimmer Holdings, Inc. and Mellon Investor Services LLC
                                    as Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's
                                    Registration Statement on Form 10-12B, File No. 001-16407, dated July 12, 2001).
5.1                                 Opinion of Morgan, Lewis & Bockius LLP.
23.1                                Consent of PricewaterhouseCoopers LLP.
23.2                                Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit
                                    5.1 to this Registration Statement).
99.1                                Zimmer Puerto Rico, Inc. Savings and Investment Program, effective as of
                                    August 6, 2001.